    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 1997

                                                       REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------

               XEROX CORPORATION                             XEROX CAPITAL TRUST I
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS
                    CHARTER)                                    TRUST AGREEMENT)
                   NEW YORK                                         DELAWARE
        (STATE OR OTHER JURISDICTION OF                 (STATE OR OTHER JURISDICTION OF
        INCORPORATION OR ORGANIZATION)                   INCORPORATION OR ORGANIZATION)

                     ----                                             ----
                     3861                                             6159
         (PRIMARY STANDARD INDUSTRIAL                     (PRIMARY STANDARD INDUSTRIAL
          CLASSIFICATION CODE NUMBER)                     CLASSIFICATION CODE NUMBER)
                  16-0468020
               (I.R.S. EMPLOYER                                 (I.R.S. EMPLOYER
            IDENTIFICATION NUMBER)                           IDENTIFICATION NUMBER)

                                 P.O. BOX 1600
                       STAMFORD, CONNECTICUT 06904-1600
                                (203) 968-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                               MARTIN S. WAGNER
                              ASSISTANT SECRETARY
                               XEROX CORPORATION
                                 P.O. BOX 1600
                             STAMFORD, CONNECTICUT
                                  06904-1600
                                (203) 968-3000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENTS FOR SERVICE)
                               ----------------
                                   COPY TO:
                            VINCENT J. PISANO, ESQ.
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               919 THIRD AVENUE
                           NEW YORK, NEW YORK 10022
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
                                                           PROPOSED     PROPOSED
                                                           MAXIMUM      MAXIMUM
                                                AMOUNT     OFFERING    AGGREGATE    AMOUNT OF
          TITLE OF EACH CLASS OF                TO BE       PRICE       OFFERING   REGISTRATION
        SECURITIES TO BE REGISTERED           REGISTERED  PER UNIT(1)   PRICE(1)      FEE(2)
-----------------------------------------------------------------------------------------------
Exchange Capital Securities of Xerox Capi-
 tal Trust I...............................  $650,000,000    100%     $650,000,000   $196,970
-----------------------------------------------------------------------------------------------
Exchange Junior Subordinated Deferrable In-
 terest
 Debentures of Xerox Corporation(2)........
-----------------------------------------------------------------------------------------------
Xerox Corporation Exchange Guarantee with
 respect to
 Exchange Capital Securities(3)............
-----------------------------------------------------------------------------------------------
  Total(4)(5)..............................  $650,000,000    100%     $650,000,000   $196,970

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(1) Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Exchange Junior Subordinated Deferrable Interest Debentures of Xerox Corporation (the "Exchange Junior Subordinated Debentures") distributed upon any liquidation of Xerox Capital Trust I.
(3) No separate consideration will be received for the Xerox Corporation Exchange Guarantee.
(4) This Registration Statement is deemed to cover rights of holders of Exchange Junior Subordinated Debentures under the Indenture, the rights of holders of Exchange Capital Securities of Xerox Capital Trust I under an Amended and Restated Declaration of Trust, the rights of holders of such Capital Securities under the Exchange Guarantee and certain backup undertakings as described herein.
(5) Such amount represents the liquidation amount of Xerox Capital Trust I Exchange Capital Securities to be exchanged hereunder and the principal amount of Exchange Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of Xerox
    Capital Trust I.
                               ----------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED MARCH 28, 1997

                             XEROX CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
                         8% EXCHANGE CAPITAL SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                         8% ORIGINAL CAPITAL SECURITIES
LOGO
                                                LOGO
           (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)
              UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                               XEROX CORPORATION

                                  ----------

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
                 NEW YORK CITY TIME, ON , 1997, UNLESS EXTENDED

                                  ----------

  Xerox Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $650,000,000 aggregate Liquidation Amount of its 8% Exchange Capital Securities (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8% Capital Securities (the "Original Capital Securities"), of which $650,000,000 aggregate Liquidation Amount are issued and outstanding. Pursuant to the Exchange Offer, Xerox Corporation, a New York corporation (the "Corporation" or "Xerox"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Original Capital Securities (the "Original Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and (ii) $650,000,000 aggregate principal amount of its 8% Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the "Original Junior Subordinated Debentures") for a like aggregate principal amount of its 8% Exchange Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the "Exchange Junior Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

  The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iv) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of Exchange Securities" and "Description of Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated as of January 29, 1997 (the "Registration Rights Agreement") among the Corporation, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Original Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.
                                               (Continued on the following page)

  This Prospectus and the Letter of Transmittal are first being mailed to all
holders of Original Capital Securities on      , 1997.

  SEE "RISK FACTORS" COMMENCING ON PAGE   FOR CERTAIN INFORMATION THAT SHOULD
BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1997.

  The Exchange Capital Securities and the Original Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The First National Bank of Chicago is the Property Trustee (the "Property Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities."

  As used herein, (i) the "Indenture" means the Indenture, dated as of January 29, 1997, as amended and supplemented from time to time, between the Corporation and The First National Bank of Chicago, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., an affiliate of the Property Trustee, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities between the Corporation and The First National Bank of Chicago, as trustee (the "Guarantee Trustee") and (iv) the "Common Guarantee" means the Guarantee Agreement relating to the Common Securities between the Corporation and The First National Bank of Chicago, as trustee. In addition, as the context may require, (i) "Junior Subordinated Debentures" includes the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and (ii) "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

  Holders of the Capital Securities and the Common Securities will be entitled to receive preferential cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from the date of original issuance and payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 1997, at the annual rate of 8% of the Liquidation Amount of $1,000 per Trust Security ("Distributions"). So long as no Debenture Event of Default (as herein defined) has occurred and is continuing, the Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 8% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The Corporation will, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional

(Continued from the previous page)

Guarantee." The Guarantee and the Common Guarantee will guarantee payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Securities--Description of Exchange Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debentures--Subordination"), which aggregated approximately $12,448 million as of December 31, 1996.

  The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to February 1, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Tax Event (as defined herein) at a redemption price equal to the Tax Event Prepayment Price (as defined below) (the "Tax Event Redemption Price"), and (iii) in whole or in part, on or after February 1, 2007, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined below) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Tax Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Securities-- Description of Exchange Capital Securities--Redemption."

  The Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after February 1, 2007, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 102.451% of the principal amount thereof on February 1, 2007, declining ratably on each February 1 thereafter to 100% on or after February 1, 2017, plus accrued and unpaid interest thereon to the date of prepayment, or (ii) at any time prior to February 1, 2007, in whole but not in part, upon the occurrence and continuation of a Tax Event, at a prepayment price (the "Tax Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as hereinafter defined), of the present values of the principal amount and premium payable as part of the prepayment price with respect to an optional prepayment of such Junior Subordinated Debentures on February 1, 2007, together with scheduled payments of interest accruing from the prepayment date to February 1, 2007, in each case, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Tax Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Tax Event Prepayment."

  The Corporation will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

                               ----------------

  The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and
(c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

  Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Company have agreed that, ending on the close of business on the 180th day following the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

  In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although Merrill Lynch & Co., J.P. Morgan & Co. and Morgan Stanley & Co., the initial purchasers of the Original Capital Securities (the "Initial Purchasers"), have informed the Corporation and the Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The

Corporation and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the NASD Automated Quotation System.

  Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  Original Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on      , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after January 29, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on August 1, 1997 will be entitled to receive Distributions accumulated from and after January 29, 1997. See "The Exchange Offer-- Distributions on Exchange Capital Securities."

  Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                               ----------------

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning the Corporation may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Chicago Stock Exchange, One Financial Plaza, 120 South La Salle Street, Chicago, Illinois 60603, on which exchanges certain securities of the Corporation are listed.

  No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "Xerox Capital Trust I," "Description of Exchange Securities." In addition, the Corporation does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

  This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Corporation with the Commission are incorporated into this Offering Memorandum by reference (File No. 1-4471):

    1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996; and

    2. The Corporation's Current Report on Form 8-K dated January 22, 1997.

  All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Capital Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: The First National Bank of Boston, P.O. Box 8038, Boston, Massachusetts 02266-8038, telephone: 1-800-828-6396.

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

                               XEROX CORPORATION

  Xerox Corporation is a New York corporation with its principal executive offices located at 800 Long Ridge Road, Stamford, Connecticut.

  Xerox, The Document Company, is a leader in the global document market, providing document services that enhance productivity. The Corporation's Document Processing activities encompass developing, manufacturing, marketing, servicing and financing a complete range of document processing products and services designed to make offices around the world more productive.

                             XEROX CAPITAL TRUST I

  The Trust is a statutory business trust formed under Delaware law pursuant to
(i) the Trust Agreement executed by the Corporation, as Sponsor, The First National Bank of Chicago, as Property Trustee, and First Chicago Delaware Inc., as Delaware Trustee and the three individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 23, 1997. The Trust's business and affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities incidental thereto. Accordingly, the Junior Subordinated Debentures are now and will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities will be owned by the Corporation.

                               THE EXCHANGE OFFER

The Exchange Offer..........  Up to $650,000,000 aggregate Liquidation Amount of Exchange Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Original Capital Securities. Original Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Original Capital Securities. For a description of the procedures for tendering Original Capital Securities, see "The Exchange Offer--Procedures for Tendering Original Capital Securities."

Expiration Date.............  5:00 p.m., New York City time, on     , 1997,
                              unless the Exchange Offer is extended by the Corporation or the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See
                              "The Exchange Offer--Terms of the Exchange
                              Offer."

Conditions to the Exchange    The Exchange Offer is subject to certain
 Offer......................  conditions, which may be waived by the
                              Corporation and the Trust in their sole
                              discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original
                              Capital Securities being tendered. See "The
                              Exchange Offer--Conditions to the Exchange
                              Offer."

Offer.......................  The Corporation and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights...........  Tenders of Original Capital Securities may be
                              withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer-- Withdrawal Rights."

Procedures for Tendering
 Original Capital             Tendering holders of Original Capital Securities
 Securities.................  must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Original Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Original
                              Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Original Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Original Capital Securities pursuant to the Exchange Offer. See "The Exchange
                              Offer--Procedures for Tendering Original Capital
                              Securities."


                              Letters of Transmittal and certificates
                              representing Original Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of Exchange Capital
 Securities.................  The Corporation and the Trust are making the
                              Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the

                              Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                              Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital

                              Securities. Each broker-dealer that receives
                              Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution". The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer--Resales of Exchange Capital Securities," the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

Exchange Agent..............  The exchange agent with respect to the Exchange
                              Offer is                         (the "Exchange
                              Agent"). The addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

                              Neither the Corporation nor the Trust will
Use of Proceeds.............  receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use of Proceeds."

Certain United States
 Federal Income Tax
 Consequences; ERISA
 Considerations.............  Holders of Original Capital Securities should review the information set forth under "Certain United States Federal Income Tax Consequences" and "ERISA Considerations" prior to tendering Original Capital Securities in the Exchange Offer.

                        THE EXCHANGE CAPITAL SECURITIES

Securities Offered..........  Up to $650,000,000 aggregate Liquidation Amount of the Trust's Exchange Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Exchange Capital Security). The Exchange Capital Securities will be issued and the Original Capital Securities were issued under the Trust Agreement. The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Declaration." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Original Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose of the Exchange Offer," "Description of Exchange Securities" and "Description of Original Securities."

Distribution Dates..........  February 1 and August 1 of each year, commencing
                              August 1, 1997.

Extension Periods...........  Distributions on Exchange Capital Securities will be deferred for the duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Exchange Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date. See "Description of Exchange Securities--Description at Exchange Junior Subordinated Debentures-- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

                              The Exchange Capital Securities will rank pari
Ranking.....................  passu, and payments thereon will be made pro rata, with the Original Capital Securities and the Common Securities except as described under "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities." The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures and all other junior subordinated debentures to be issued by the Corporation ("Other Debentures"), which will be issued and sold (if at all) to other trusts to be established by the Corporation (if any), in each case similar to the Trust ("Other Trusts"), and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures." The Exchange Guarantee will rank pari passu with the Original Guarantee and all other guarantees (if any) to be issued by the Corporation with respect to capital or preferred securities (if any) issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See "Description of Exchange Securities--Description of Exchange Guarantee."

Redemption..................  The Trust Securities will be subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures,
                              (ii) in whole but not in part, at any time prior to February 1, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Corporation upon the occurrence and continuation of a Tax Event and (iii) in whole or in part, on or after February 1, 2007 contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, in each case at the applicable Redemption Price. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

Ratings.....................
                              The Exchange Capital Securities are expected to be rated "a2" by Moody's Investors Service, Inc., "A-" by Standard & Poor's Ratings Services and "A-" by Fitch Investors Service, L.P.

Transfer Restrictions.......  The Exchange Capital Securities will be issued, and may be transferred, only in minimum
                              denominations of not less than $1,000. See
                              "Description of Exchange Securities--Description of Exchange Capital Securities-- Restrictions on Transfer." Any such transfer of Exchange Capital Securities in denominations of less than $1,000 shall be deemed to be void and of no legal effect whatsoever.

Absence of Market for the
 Capital Securities.........  The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Trust and the Corporation that they each currently intend to make a market in the Capital Securities, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Capital Securities. The Trust and the Corporation do not intend to apply for listing of the Capital Securities on any securities exchange or for quotation through the NASD Automated Quotation System. See "Plan of Distribution."

                                 RISK FACTORS

  Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with the Exchange Offer and the Exchange Capital Securities offered hereby. This Prospectus contains certain forward-looking statements and information relating to the Corporation that are based on the beliefs of management as well as assumptions made by and information currently available to management. The words "anticipate," "believe," "estimate," "expect," "intends" and similar expressions, as they relate to the Corporation or the Corporation's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Corporation with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Corporation does not intend to update these forward-looking statements.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

  The obligations of the Corporation under the Guarantee issued by it for the benefit of the holders of Capital Securities, as well as under the Junior Subordinated Debentures, will be unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness. In addition, in the case of a bankruptcy or insolvency proceeding, the Corporation's obligations under the Guarantee will also rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation. At December 31, 1996, the aggregate principal amount of outstanding Senior Indebtedness was approximately $12,448 million. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or by any subsidiary. See "Description of Exchange Securities--Description of Exchange Guarantee--Status of the Guarantee" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures-- Subordination."

  The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

  So long as no Debenture Event of Default (as defined under "Description of Junior Subordinated Debentures--Debenture Events of Default") shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8% per annum, compounded semi-annually), from the relevant payment date for such Distributions during any such Extension Period.

  Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Exchange Securities--Description of Exchange Capital Securities-- Distributions" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date."

  Should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

  Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, merely as a result of the existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities may be more volatile than the market prices of other securities that are not subject to such deferrals.

  Although the Corporation has the right to exercise its option to defer payments of interest on the Junior Subordinated Debentures, the Corporation has no current intention to defer payments of interest on such Debentures.

TAX EVENT REDEMPTION; POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL
SECURITIES

  Upon the occurrence and continuation of a Tax Event (as defined under "Description of Junior Subordinated Debentures--Tax Event Prepayment"), the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Tax Event Prepayment Price prior to February 1, 2007 and within 90 days following the occurrence of such Tax Event and therefore cause a mandatory redemption of the Trust Securities at the Tax Event Redemption Price. See "Description of Capital Securities--Redemption."

  On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States Federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event, which may permit the Company, upon the receipt of any required regulatory approval, to cause a redemption of the Trust Securities at the Tax Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Tax Event Prepayment Price. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Tax Event Prepayment." See also "Certain Federal Income Tax Consequences--Proposed Tax Legislation."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

  There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

  The First National Bank of Chicago will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The First National Bank of Chicago will also act as Property Trustee and as Debenture Trustee under the Indenture. First Chicago Delaware Inc. will act as Delaware Trustee under the Trust Agreement. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon a termination and liquidation of the Trust. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of (or premium, if any) or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Description of Junior Subordinated Debentures--Debenture Events of Default" and "--Description of Guarantee." The Trust Agreement will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

  Holders of Capital Securities will generally have voting rights relating only to the modification of the Capital Securities, the termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

  The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities which remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Original Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

  The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Declaration."

  The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 28, 1997 and declared effective by July 28, 1997, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement has been filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Original Securities."

ABSENCE OF PUBLIC MARKET

  The Original Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Original Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the Exchange Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Original Capital Securities, or as to the liquidity of or the trading market for the Exchange Capital Securities or the Original Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

  If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of the Corporation and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

  Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

  Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

  Issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Original Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

                               XEROX CORPORATION

  Xerox Corporation is a New York corporation with its principal executive offices located at 800 Long Ridge Road, Stamford, Connecticut 06904, telephone
(203) 968-3000.

  Xerox is The Document Company and a leader in the global document market, providing document services that enhance productivity. References herein to the "Corporation" refer to Xerox Corporation and consolidated subsidiaries unless the context specifically requires otherwise. The Corporation distributes its products in the Western Hemisphere through divisions and wholly-owned subsidiaries. In Europe, Africa, the Middle East and parts of Asia, including Hong Kong, India and China, the Corporation distributes through Rank Xerox Limited and related companies ("Rank Xerox") in which the Corporation has an 80 percent financial interest and The Rank Organisation Plc ("RO") has a 20 percent financial interest. In Japan and other areas of the Pacific Rim, Australia and New Zealand, Document Processing products are distributed by Fuji Xerox Co. Ltd., an unconsolidated joint venture, which is equally owned by Fuji Photo Film Company, Ltd. of Japan and Rank Xerox. On February 28, 1995, the Corporation paid RO 620 million pounds sterling, or $972 million, to increase the Corporation's financial interest in Rank Xerox to 80 percent from 67 percent.

  In January 1996, the Corporation announced agreements to sell its remaining property and casualty insurance units to investor groups led by Kohlberg Kravis Roberts & Co. ("KKR") and existing management for consideration totaling $2.7 billion. On September 11, 1996, the Corporation and KKR announced that they had mutually agreed to terminate the transactions. In connection with the anticipated sales, in 1995 Xerox recorded a $1.5 billion charge. No additional charges are required as a result of this termination.

  Following termination of the transactions with KKR, the Corporation initiated steps for the simultaneous marketing of each of the remaining property and casualty insurance units, with the objective of completing the individual sale transactions as soon as possible. On January 23, 1997, the Corporation announced that an agreement had been reached for the sale of the Coregis insurance unit, for a total consideration in excess of book value and consistent with the estimated value of such unit when the Corporation discontinued its insurance operations in 1995.

  The Corporation's Document Processing activities encompass developing, manufacturing, marketing, servicing and financing a complete range of document processing products and services designed to make offices around the world more productive. The Corporation believes that documents will play a central role in business, government, education and other organizations far into the future and that efficient processing of documents offers significant opportunities for productivity improvements. The financing of Xerox equipment is generally carried out by Xerox Credit Corporation in the United States and internationally by foreign financing subsidiaries and divisions in most countries that the Corporation operates. Document Processing operations employed 86,700 people worldwide at year-end 1996.

  In 1993, the Corporation announced a worldwide Document Processing restructuring program to significantly reduce the cost base and to improve productivity. The Corporation's objectives were to reduce its worldwide work force by more than 10,000 employees and to close or consolidate a number of facilities. The activities associated with the 1993 restructuring program have reduced employment by 14,000. The Corporation has achieved its restructuring program objectives, with pre-tax cost savings of approximately $770 million in 1996, $650 million in 1995 and $350 million in 1994. A portion of these savings has been reinvested to reengineer business processes, support expansion in growth markets, and mitigate anticipated continuing pricing pressures.

  The Corporation is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. For further information regarding the Corporation reference is made to such reports, proxy statements and other information which are available as described under "Available Information" and "Incorporation of Certain Documents by Reference."

                                USE OF PROCEEDS

  Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities and the Exchange Guarantee offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Original Capital Securities as described in this Prospectus, the Trust will receive Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

  The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Original Capital Securities was $643,285,500. All of the proceeds from the sale of the Original Capital Securities were invested by the Trust in the Original Junior Subordinated Debentures. The Corporation intends that the net proceeds from the sale of the Original Junior Subordinated Debentures will be used for general corporate purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratios of earnings to fixed charges of the Corporation for the respective periods indicated:

                                                       YEARS ENDED DECEMBER 31,
                                                       -------------------------
                                                       1996 1995 1994 1993* 1992
                                                       ---- ---- ---- ----- ----
     Ratio of Earnings to Fixed Charges............... 3.71 3.54 3.23 0.66  2.34

--------
*1993 earnings were inadequate to cover fixed charges. The coverage deficiency was $249 million.

  The ratio of earnings to fixed charges has been computed based on the Corporation's continuing operations by dividing total earnings available for fixed charges, excluding capitalized interest, by total fixed charges. Fixed charges consist of interest, including capitalized interest, and one-third of rent expense as representative of the interest portion of rentals. Debt has been assigned to discontinued operations based on historical levels assigned to the businesses when they were continuing operations adjusted for subsequent paydowns. The discontinued operations consist of the Corporation's Insurance and other Financial Services businesses and its real-estate development and third-party financing businesses.

  The Corporation's ratio of earnings to fixed charges includes the effect of the Corporation's finance subsidiaries, which primarily finance Xerox equipment. Financing businesses are more highly leveraged and, therefore, tend to operate at lower earnings to fixed charges ratio levels than do non-financial businesses.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Corporation as of December 31, 1996 and as adjusted to give effect to the consummation of the offering of the Capital Securities and the application of the proceeds thereof. The issuance of the Exchange Capital Securities in the Exchange Offer will have no effect on the capitalization of Xerox.

                                                                 DECEMBER 31,
                                                                     1996
                                                               -----------------
                                                                           AS
                                                               ACTUAL   ADJUSTED
                                                               -------  --------
                                                                (IN MILLIONS)
Short-term debt..............................................  $ 3,536  $ 2,893
Long-term debt...............................................    8,697    8,697
Deferred ESOP benefits.......................................     (494)    (494)
Corporation obligated, mandatorily redeemable preferred secu-
 rities of subsidiary trust holding solely subordinated
 debentures of the Corporation (1)...........................      --       643
Minorities' interests in equity of subsidiaries..............      843      843
Preferred stock..............................................      721      721
Common shareholders' equity..................................    4,367    4,367
                                                               -------  -------
  Total capitalization.......................................  $17,670  $17,670
                                                               =======  =======

--------
(1) This item reflects the Capital Securities. The Trust is a subsidiary of the Corporation and holds the Junior Subordinated Debentures as its sole asset.

                            SUMMARY FINANCIAL DATA

  The summary below should be read in connection with the financial information included in the Corporation's 1996 Annual Report on Form 10-K. At the Corporation's annual meeting on May 16, 1996, shareholders approved an increase in the number of authorized shares of common stock, from 350 million to 1.05 billion, to effect a three-for-one stock split. The effective date of the split was June 6, 1996 for shareholders of record as of May 23, 1996. The earnings per share information for the three years ended December 31, 1996 has been restated to retroactively reflect the stock split. In addition, effective with 1996 reporting, the Corporation's China operations are fully consolidated. The financial data presented below has been restated to reflect this change and several other accounting reclassifications to conform with the 1996 presentation. The impact of these changes is not material and did not affect net income.

                                                       YEARS ENDED DECEMBER
                                                                31,
                                                      -------------------------
                                                       1996     1995     1994
                                                      -------  -------  -------
                                                       (IN MILLIONS, EXCEPT
                                                        PER SHARE AND RATIO
                                                               DATA)
CONSOLIDATED STATEMENTS OF INCOME DATA
Total Revenues......................................  $17,378  $16,588  $15,084
Total Costs and Expenses............................   15,434   14,739   13,570
                                                      -------  -------  -------
Income (Loss) before Income Taxes, Equity Income and
 Minorities' Interests..............................    1,944    1,849    1,514
                                                      -------  -------  -------
Income (Loss) from Continuing Operations............    1,206    1,174      794
Discontinued Operations(/1/)........................      --    (1,646)     --
                                                      -------  -------  -------
Net Income (Loss)...................................  $ 1,206  $  (472) $   794
                                                      =======  =======  =======
PRIMARY EARNINGS (LOSS) PER SHARE
Continuing Operations...............................  $  3.49  $  3.40  $  2.24
Discontinued Operations(/1/)........................      --     (4.96)     --
                                                      -------  -------  -------
Primary Earnings (Loss) per Share...................  $  3.49  $ (1.56) $  2.24
                                                      =======  =======  =======
FULLY DILUTED EARNINGS (LOSS) PER SHARE
Continuing Operations...............................  $  3.31  $  3.21  $  2.15
Discontinued Operations(/1/)........................      --     (4.96)     --
                                                      -------  -------  -------
Fully Diluted Earnings (Loss) per Share.............  $  3.31  $ (1.75) $  2.15
                                                      =======  =======  =======
CONSOLIDATED BALANCE SHEET DATA
Accounts and finance receivables, net...............  $13,394  $12,389  $11,759
Inventories.........................................    2,676    2,656    2,294
Land, buildings and equipment, net..................    2,256    2,105    2,108
Investment in discontinued operations...............    4,398    4,810    7,904
Total assets........................................  $26,818  $26,008  $27,278
CAPITALIZATION
Short-term debt.....................................  $ 3,536  $ 3,274  $ 3,159
Long-term debt......................................    8,697    8,148    7,355
Deferred ESOP benefits..............................     (494)    (547)    (596)
Minorities' interests in equity of subsidiaries.....      843      755    1,021
Preferred stock.....................................      721      763      832
Common shareholders' equity.........................    4,367    3,878    4,177
                                                      -------  -------  -------
Total capitalization................................  $17,670  $16,271  $15,948
                                                      =======  =======  =======
RATIO DATA
Ratio of Earnings to fixed charges..................     3.71     3.54     3.23

--------
(1) Insurance operations are accounted for as discontinued operations. The Document Processing business is the only component of continuing operations.

                             XEROX CAPITAL TRUST I

  The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 23, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities." The Corporation has acquired Common Securities in a Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 41 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust are The First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole indenture trustee under the Trust Agreement. First Chicago Delaware Inc. will also act as indenture trustee under the Guarantee and the Indenture. See "Description of Exchange Securities--Description of Exchange Guarantee" and "--Description of Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation has and will continue to pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Capital Securities and has and will continue to pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o Xerox Corporation, P.O. Box 1600, 800 Long Ridge Road, Stamford, Connecticut 06904.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  In connection with the sale of the Original Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 28, 1997 and declared effective by July 28, 1997, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement is filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors-- Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

  The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

  Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debentures. The Exchange Guarantee and Exchange Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

  The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $650,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $650,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

  The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $650,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

  Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

  If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITIONS AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on    , 1997
unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the

Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

  In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC.

  Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

  Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

  Valid Tender. Except as set forth below, in order for Original Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent," and either (i) tendered Original Capital Securities must be received by the Exchange Agent, or (ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Original Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Original Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Signature Guarantees. Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  Guaranteed Delivery. If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (a) such tenders are made by or through an Eligible Institution;

    (b) properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

    (c) the certificates (or a book-entry confirmation) representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Original Capital Securities, or of a book-entry confirmation with respect to such Original Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Original Capital Securities, book-entry confirmations with respect to Original Capital Securities and other required documents are received by the Exchange Agent.

  The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

  Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

  The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE CAPITAL SECURITIES

  The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

  Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of (i) any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or
(iii) of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the Original Capital Securities, if different from that of the person who tendered such Original Capital Securities. If Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Original Capital Securities, the tendering holder must submit the serial numbers shown on the particular Original Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

  Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after January 29, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on August 1, 1997 will be entitled to receive Distributions accumulated from and after January 29, 1997.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

    (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

    (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (d) the Corporation shall receive an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk that consummation of the Exchange Offer would result in interest payable to the Trust on the Junior Subordinated Debentures being not deductible by the Corporation for United States federal income tax purposes.

  If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

        has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

          BY HAND, OVERNIGHT DELIVERY, REGISTERED OR CERTIFIED MAIL:
                                    [name]
                                   [address]

                                  Attention:

                             Confirm By Telephone:

                           Facsimile Transmissions:
                         (ELIGIBLE INSTITUTIONS ONLY)

  Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

  The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

  Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                      DESCRIPTION OF EXCHANGE SECURITIES

  The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to Original Capital Securities, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iv) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Original Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by June 28, 1997 and been declared effective by July 28, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Original Capital Securities is not declared effective by the time required by the Registration Rights Agreement, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

  The Exchange Capital Securities will represent preferred beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

  General. The Exchange Capital Securities will be limited to $650,000,000 aggregate Liquidation Amount at any one time outstanding. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Guarantee."

  Distributions. Distributions on the Exchange Capital Securities will be cumulative, will accumulate from January 29, 1997 and will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing August 1, 1997, at the annual rate of 8% of the Liquidation Amount to the holders of record of the Exchange Capital Securities on the January 15 or July 15 immediately preceding such date. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a

Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

  So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Exchange Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Exchange Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8% thereof, compounded semi-annually from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.

  Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such Exchange Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "-- Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

  During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the exchange or conversion of one class, or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and (g) any declaration or payment of a dividend on the Corporation's Series B Preferred Stock as required under the Corporation's Restated Certificate of Incorporation, in connection with the operation of the Corporation's Employee Stock Ownership Plan (the "Plan") or the conversion, repurchase or redemption of such Series Preferred Stock where required by the Plan as at the date hereof). The Corporation's Series B Preferred Stock is required to be converted to common stock, redeemed or repurchased where (among other circumstances) an employee qualified to participate in the Plan ceases to be employed by the Corporation. The Corporation's Restated Certificate of Incorporation provides that each share of such stock is entitled to a cumulative dividend, subject to certain adjustments contained therein.

  Although the Corporation has the right in the future to exercise its option to defer payments of interest on the Exchange Junior Subordinated Debentures in the future, the Corporation has no current intention to defer payments of interest on such Exchange Junior Subordinated Debentures.

  The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "--Description of Exchange Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "--Description of Exchange Guarantee."

  Redemption. Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Junior Subordinated Debentures prior to February 1, 2007 upon the occurrence and continuation of a Tax Event, the Tax Event Redemption Price (equal to the Tax Event Prepayment Price in respect of the Junior Subordinated Debentures) and
(iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after February 1, 2007, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "--Description of Exchange Junior Subordinated Debentures-- Optional Prepayment" and "--Tax Event Prepayment."

  "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

  Liquidation of the Trust and Distribution of Junior Subordinated
Debentures. The Corporation will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities.

  The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction and distribution is optional and, except as described above, wholly within the discretion of the Corporation, as Depositor); (iii) redemption of all of the Trust Securities as described under "--Redemption"; (iv) expiration of the term of the Trust; or (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

  If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities."

  After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

  There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

  Redemption Procedures. If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous payment of the Exchange Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price.

  If the Trust gives a notice of redemption in respect of the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Exchange Capital Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities will cease, except the right of the holders of the Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Exchange Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Exchange Guarantee as described under "--Description of Exchange Guarantee," Distributions on Exchange Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

  Subordination of Common Securities. Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

  In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

  Events of Default; Notice. The occurrence of a Debenture Event of Default (see "--Description of Exchange Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

  Removal of Issuer Trustees. Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

  Merger or Consolidation of Issuer Trustees. Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such

Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

  Mergers, Consolidations, Amalgamations or Replacements of the Trust. The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

  Voting Rights; Amendment of the Trust Agreement. Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "--Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

  The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

  So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

  Any required approval of holders of Exchange Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

  Form, Denomination, Book-Entry Procedures and Transfer. The Exchange Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, and such transfer shall be effective only when reflected in the securities register maintained by or on behalf of the Trust. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities".

  Other Capital Securities will be issued only in registered, certificated (i.e., non-global) form. Other Capital Securities may not be exchanged for beneficial interests in any Global Capital Securities except in the limited circumstances described below. See "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities".

  Depositary Procedures. DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

  Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a Global Capital Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities".

  Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

  Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital

Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust or the Corporation nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

  The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

  Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust or the Corporation nor the Property Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Exchange of Book-Entry Capital Securities for Certificated Capital Securities. A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Corporation in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or
(iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

  Exchange of Certificated Capital Securities for Book-Entry Capital Securities. Other Capital Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

  Payment and Paying Agency. Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Exchange Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

  Restrictions on Transfer. The Exchange Capital Securities will be issued, and may be transferred only, in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Exchange Capital Securities in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

  Registrar and Transfer Agent. The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

  Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

  Information Concerning the Property Trustee. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

  Miscellaneous. The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

  Holders of the Trust Securities have no preemptive or similar rights.

  The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

  The Original Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures will be issued under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and the Debenture Trustee. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

  General. Concurrently with the issuance of the Trust Securities, the Trust invested the proceeds thereof in the Original Junior Subordinated Debentures issued by the Corporation. The Exchange Junior Subordinated Debentures will bear interest at the annual rate of 8% of the principal amount thereof, payable semi-annually in arrears on February 1 and August 1 of each year (each, an "Interest Payment Date"), commencing August 1, 1997, to the person in whose name each Exchange Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the January 15 or July 15 immediately preceding the relevant payment date. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8% thereof, compounded semi-annually. The term "interest", as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Interest (as defined below), as applicable.

  The Exchange Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The Exchange Junior Subordinated Debentures will mature on February 1, 2027 (the "Stated Maturity Date").

  The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. See "-- Subordination." The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness. See "--Subordination."

  Form, Registration and Transfer. If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "--Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

  Payment and Paying Agents. Payment of principal of (and premium, if any) and any interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made except in the case of Exchange Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the Person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the Exchange Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

  Option to Extend Interest Payment Date. So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time during the term of the Exchange Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock and (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and (g) any declaration or payment of a dividend on the Corporation's Series B Preferred Stock as required under the Corporation's Restated Certificate of Incorporation, in connection with the operation of the Corporation's Employee Stock Ownership Plan (the "Plan") or the conversion, repurchase or redemption of such Series B Preferred Stock where required by the

Plan as at the date hereof). The Corporation's Series B Preferred Stock is required to be converted to common stock, redeemed or repurchased where (among other circumstances) an employee qualified to participate in the Plan ceases to be employed by the Corporation. The Corporation's Restated Certificate of Incorporation provides that each share of such stock is entitled to a cumulative dividend, subject to certain adjustments contained therein.

  Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any national securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

  Optional Prepayment. The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after February 1, 2007, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Exchange Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning February 1 of the years indicated below:

     YEAR                                                             PERCENTAGE
     ----                                                             ----------
     2007............................................................  102.451%
     2008............................................................  102.205
     2009............................................................  101.960
     2010............................................................  101.715
     2011............................................................  101.470
     2012............................................................  101.225
     2013............................................................  100.980
     2014............................................................  100.735
     2015............................................................  100.490
     2016............................................................  100.245
     2017 and thereafter.............................................  100.000

  Tax Event Prepayment. If a Tax Event shall occur and be continuing, the Corporation may, at its option, prepay the Exchange Junior Subordinated Debentures in whole (but not in part) at any time prior to February 1, 2007 and within 90 days of the occurrence of such Tax Event, at a prepayment price (the "Tax Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Exchange Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable with respect to an optional redemption of Exchange Junior Subordinated Debentures on February 1, 2007, together with scheduled payments of interest on the Exchange Junior Subordinated Debentures accruing from the prepayment date to and including February 1, 2007 discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment.

  A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory agency (including the enactment of any legislation, the publication of any judicial decision or regulatory determination or the issuance by the Internal Revenue Service of a revenue ruling, revenue procedure, notice or announcement (which notice or announcement is published in the Internal Revenue Bulletin), on or after January 29, 1997), there is more than an insubstantial risk that (i) interest payable to the Trust on the Junior Subordinated Debentures would not be deductible by the Corporation for United States federal income tax purposes or
(ii) the Trust will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the Initial Optional Prepayment Date (if no maturity date is within three months before or after the Initial Optional Prepayment Date, yields for the first two published maturities most closely corresponding to the Initial Optional Prepayment Date shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus, in either case
(A) .90% if such prepayment date occurs on or prior to February 1, 1998 and
(B) .50% in all other cases.

  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity date corresponding to the Initial Optional Prepayment Date that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the Initial Optional Prepayment Date. If no United States Treasury security has a maturity date which is within three months before or after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the calculation of the Adjusted Treasury Rate pursuant to clause (ii) of the definition thereof shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month.

  "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means: (i) Merrill Lynch Government Securities, Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Corporation.

  "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

  "Additional Interest" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

  Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

  If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Exchange Junior Subordinated Debentures the Additional Interest.

  Neither the Corporation nor the Trust will be responsible for, nor will the Corporation or the Trust be required to compensate holders of or investors in the Exchange Capital Securities (or Exchange Junior Subordinated Debentures that may be distributed by the Trust) for, any withholding taxes that are imposed on interest payments on the Exchange Junior Subordinated Debentures or on Distributions with respect to the Exchange Capital Securities.

  Restrictions on Certain Payments and Certain Covenants. The Corporation will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and (g) any declaration or payment of a dividend on the Corporation's Series B Preferred Stock as required under the Corporation's Restated Certificate of Incorporation, in connection with the operation of the Corporation's Employee Stock Ownership Plan (the "Plan") or the conversion, repurchase or redemption of such Series B Preferred Stock where required by the Plan as at the date hereof) if at such time (1) there shall have occurred and be continuing a Declaration Event of Default, (2) there shall have occurred and be continuing a Debenture Event of Default, (3) there shall have occurred and be continuing a payment default under the Declaration or the Indenture, (4) if such Exchange Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Exchange Guarantee or (5) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced. For the circumstances in which the Corporation's Series B Preferred Stock is required to be converted, redeemed or repurchased, or when dividends are required to be paid thereon, see "--Description of Exchange Capital Securities--Distributions."

  For so long as the Trust Securities remain outstanding, the Corporation will covenant (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities; provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such

Common Securities, (ii) not to cause, as sponsor of the Trust, or to permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with a distribution of the Junior Subordinated Debentures to the holders of the Trust Securities as provided in the Declaration, and (iii) to use its reasonable efforts to cause the Trust
(a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all the Trust Securities, or certain mergers or consolidations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

  Modification of Indenture. From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Exchange Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Exchange Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Exchange Junior Subordinated Debenture so affected, (i) change the Stated Maturity, or reduce the principal amount of the Exchange Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Exchange Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

  Debenture Events of Default. The Indenture provides that any one or more of the following described events with respect to the Exchange Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) failure for 30 days to pay any interest on the Exchange Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on the Exchange Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

    (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

  Enforcement of Certain Rights by Holders of Capital Securities. If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay interest (or premium, if any) on principal of the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest on the Exchange Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

  The holders of the Exchange Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "-- Description of Exchange Capital Securities--Events of Default; Notice."

  Consolidation, Merger, Sale of Assets and Other Transactions. The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless: (i) in a case where the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Exchange Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Exchange Junior Subordinated Debentures.

  Satisfaction and Discharge. The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

  Subordination. The Indenture provides that the Exchange Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness. No payment of principal (including redemption payments), premium, if any, or interest on the Exchange Junior Subordinated Debentures may be made at any time when (i) any Senior Indebtedness is not paid when due, (ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) the maturity of any Senior Indebtedness has been accelerated because of a default.

  Upon any distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, all Senior Indebtedness must be paid in full before the holders of the Exchange Junior Subordinated Debentures are entitled to receive or retain any payment in respect thereof.

  The term "Senior Indebtedness" shall mean, with respect to an obligor, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed, and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or ranks pari passu the Junior Subordinated Debentures, and
(2) all debt securities or guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

  The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

  Restrictions on Transfer. The Exchange Junior Subordinated Debentures will be issued, and may be transferred only, in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Exchange Junior Subordinated Debentures in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

  Governing Law. The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

  Information Concerning the Debenture Trustee. Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF GUARANTEE

  The Exchange Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of the Exchange Capital Securities. The First National Bank of Chicago will act as Guarantee Trustee under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

  General. The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Exchange Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to Exchange Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust, the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

  The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Exchange Guarantee". The Exchange Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

  The Corporation will, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities.

  Status of the Exchange Guarantee. The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Exchange Junior Subordinated Debentures.

  The Exchange Guarantee will rank pari passu with the Original Guarantee and all Other Guarantees issued by the Corporation. The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures. The Exchange Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

  Amendments and Assignment. Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

  Events of Default. An event of default under the Exchange Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.

  Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

  Information Concerning the Guarantee Trustee. The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, after default with respect to the Exchange Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

  Termination of the Exchange Guarantee. The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

  Governing Law. The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

       RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE
           JUNIOR SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Corporation does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Exchange Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Exchange Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

  A holder of any Exchange Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

  The Exchange Capital Securities will represent preferred beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities incidental thereto.

RIGHTS UPON TERMINATION

  Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the Exchange Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Exchange Capital Securities and a holder of Exchange Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  In the opinion of Ivins, Phillips & Barker, Chartered, counsel to the Corporation and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder who purchases such Capital Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, non-United States persons engaged in a trade or business within the United States, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

EXCHANGE OF CAPITAL SECURITIES

  The exchange of Original Securities for Exchange Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Original Securities for Exchange Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the Exchange Securities should not be considered to differ materially in kind or extent from the Original Securities and because the exchange will occur by operation of the terms of the Original Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in the Original Capital Securities immediately before the exchange. Moreover, a holder which had acquired Original Capital Securities with either market discount or bond premium will be treated as holding Exchange Capital Securities with the same amount of market discount or bond premium and will be required to include such market discount in or deduct such bond premium from their income in the same manner as on the Original Capital Securities. Holders are urged to consult their tax advisors regarding the applicability of the market discount and bond premium rules.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

  In connection with the issuance of the Original Junior Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Original Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Original Capital Securities, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust

Agreement and the Indenture, the Trust will, for United States federal income tax purposes, be classified as a grantor trust, or in a manner that will have the same consequences as classification as a grantor trust, and will not be classified as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

  Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote", the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

  The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

  Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE
TRUST

  The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures would constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

  Under certain circumstances described herein (see "Description of Exchange Securities--Description of Exchange Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

  A holder that sells Capital Securities (including pursuant to a redemption of Capital Securities by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

  The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LEGISLATION

  On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States Federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures since the proposed effective date for this provision is the date of first committee action. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of Exchange Securities--Description of Exchange Capital Securities-- Redemption" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Tax Event Prepayment."

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes. A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includable in its gross income for federal income tax purposes without regard to its source. (For taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year, if the trustee of a trust so elects), a trust is a U.S. Holder for federal income tax purposes if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.) Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, (c) the beneficial owner is not receiving payments on the Capital Securities ineligible for exemption from withholding tax by reason of
Section 881(c)(3)(A) of the United States Internal Revenue Code, (d) the beneficial owner is not a foreign private foundation, (e) the beneficial owner is not receiving payments on the Capital Securities through a partnership that has income effectively connected with the conduct of a United States trade or business for purposes of the United States Internal Revenue Code, and (f) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security, provided that the beneficial owner of a Capital Security that is sold or otherwise disposed of is not holding the Capital Security through a partnership that has income effectively connected with the conduct of a United States trade or business for purposes of the United States Internal Revenue Code.

INFORMATION REPORTING TO HOLDERS

  Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  Each of the Corporation (the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust) and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Exchange Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Exchange Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of
Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Exchange Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts), or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In order to avoid prohibited transactions which could result from the exercise of discretionary authority with respect to the Exchange Junior Subordinated Debentures by persons who might be deemed parties in interest or disqualified persons, each investing Plan, by purchasing the Exchange Capital Securities, will be deemed to have directed the Trust to invest in the Exchange Junior Subordinated Debentures and to have appointed the Property Trustee. Nevertheless, a Plan fiduciary considering the purchase of Exchange Capital Securities should be aware that, because the assets of the Trust may be considered "plan assets" for ERISA purposes, service providers with respect to the assets of the Trust may become parties in interest or disqualified persons with respect to investing Plans.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Capital Securities where such Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Company have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection
with any such resale. In addition, until [    ], 1997, all dealers effecting
transactions in the Exchange Securities may be required to deliver a prospectus.

  The Trust and the Company will not receive any proceeds from any sale of Exchange Capital Securities by broker-dealers. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Trust and the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Company have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                            VALIDITY OF SECURITIES

  The validity of the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for the Corporation by [Martin S. Wagner, Associate General Counsel, Corporate, Finance and Ventures, and] Skadden, Arps, Slate, Meagher & Flom llp, as special counsel to the Trust. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Ivins, Phillips & Barker, Chartered, Washington, D.C.

                                    EXPERTS

  The consolidated financial statements and schedule of the Company and consolidated subsidiaries included in the Company's Annual Report on Form 10-K as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and elsewhere in the Registration Statement, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESMAN OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   7
Incorporation of Certain Documents by Reference...........................   7
Summary...................................................................   8
Risk Factors..............................................................  11
Xerox Corporation.........................................................  20
Use of Proceeds...........................................................  21
Ratios of Earnings to Fixed Charges.......................................  22
Capitalization............................................................  23
Summary Financial Data....................................................  24
Xerox Capital Trust I.....................................................  25
The Exchange Offer........................................................  26
Description of Exchange Securities........................................  35
Relationship Among the Exchange Capital Securities, the Exchange Junior
 Subordinated Debentures and the Exchange Guarantee.......................  55
Certain Federal Income Tax Consequences...................................  57
ERISA Considerations......................................................  61
Plan of Distribution......................................................  62
Validity of Securities....................................................  62
Experts...................................................................  62

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                                 $650,000,000


                             XEROX CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
                        8% EXCHANGE CAPITAL SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                      FOR ANY AND ALL OF ITS OUTSTANDING
                        8% ORIGINAL CAPITAL SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)
              UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                               XEROX CORPORATION

                                ---------------

                                  PROSPECTUS

                                ---------------



                                        , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VIII, Section 2 of the Company's By-laws states:

  "Indemnification of Directors and Officers: Except to the extent expressly prohibited by law, the Company shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate is or was a Director or officer of the Company or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the Company shall have given its prior approval thereto. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law. In addition to the foregoing, the Company is authorized to extend rights to indemnification and advancement of expenses to such persons by i) resolution of the shareholders, ii) resolution of the Directors or iii) an agreement, to the extent not expressly prohibited by law."

  Reference is made to Sections 721 through 726 of the Business Corporation Laws of the State of New York.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT
 -------
  4.1    Indenture of Xerox Corporation relating to the Junior Subordinated
         Debentures
  4.2    Form of Certificate of Exchange Junior Subordinated Debentures
         (included as Exhibit A to Exhibit 4.1)
  4.3    Certificate of Trust of Xerox Capital Trust I
  4.4    Amended and Restated Declaration of Trust of Xerox Capital Trust I
  4.5    Form of Exchange Capital Security Certificate for Xerox Capital Trust
         I (included as Exhibit A-1 to Exhibit 4.4)
  4.6    Form of Exchange Guarantee of Xerox Corporation relating to the
         Exchange Capital Securities
  4.7    Registration Rights Agreement
  5.1    Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP to
         Xerox Corporation as to legality of the Exchange Junior Subordinated
         Debentures and the Exchange Guarantee to be issued by Xerox
         Corporation*
  5.2    Opinion of Skadden, Arps, Slate, Meagher & Flom (Delaware), special
         Delaware counsel, as to legality of the Exchange Capital Securities to be issued by Xerox Capital Trust I*
  8      Opinion of Ivins, Phillips & Baker, Chartered, special tax counsel, as to certain federal income tax matters*
 12.1    Computation of ratio of earnings to fixed charges (excluding interest on deposits)
 23.1    Consent of KPMG Peat Marwick LLP
 23.2    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1)*
 23.3    Consent of Skadden, Arps, Slate, Meagher & Flom (Delaware) (included in Exhibit 5.2)*
 23.4    Consent of Ivins, Phillips & Baker, Chartered (included in Exhibit 8)*
 24      Power of Attorney of certain officers and directors of Xerox
         Corporation
 25.1    Form T-1 Statement of Eligibility of The First National Bank of
         Chicago to act as trustee under the Indenture
 25.2    Form T-1 Statement of Eligibility of The First National Bank of
         Chicago to act as Property Trustee under the Amended and Restated
         Declaration of Trust of Xerox Capital Trust I
 25.3    Form T-1 Statement of Eligibility of The First National Bank of
         Chicago under the Exchange Guarantee for the benefit of the holders of
         Exchange Capital Securities of Xerox Capital Trust I
 99.1    Form of Letter of Transmittal*
 99.2    Form of Notice of Guaranteed Delivery*
 99.3    Form of Exchange Agent Agreement*

--------
*  To be filed by amendment.

ITEM 22. UNDERTAKINGS

  Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Xerox Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, in the State of Connecticut, on the 28th day of March, 1997.

                                          XEROX CORPORATION

                                          By:                *
                                            ___________________________________
                                                     Paul A. Allaire
                                             Chairman of the Board and Chief
                                                    Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of March, 1997.

                    SIGNATURE                           TITLE
                    ---------                           -----
                        *                   Chairman of the Board, Chief
       ____________________________________  Executive Officer and
                 Paul A. Allaire             Director

                        *                   Executive Vice President and
       ____________________________________  Chief Financial Officer
                 Barry D. Romeril

                        *                   Vice President and
       ____________________________________  Controller
                Philip D. Fishbach

                        *                   Director
       ____________________________________
                   B. R. Inman

                        *                   Director
       ____________________________________
                 Yotaro Kobayashi
                        *                   Director
       ____________________________________
                 Ralph S. Larsen
                        *                   Director
       ____________________________________
                 John D. Macomber

                        *                   Director
       ____________________________________
                George J. Mitchell

                    SIGNATURE                           TITLE
                    ---------                           -----
                        *                   Director
       ____________________________________
               N. J. Nicholas, Jr.

                        *                   Director
       ____________________________________
                  John E. Pepper
                        *                   Director
       ____________________________________
                 Martha R. Seger

                        *                   Director
       ____________________________________
                Thomas C. Theobald

      * By:/s/ Martin S. Wagner
      -------------------------------
             Martin S. Wagner
             Attorney-in-fact

                                 EXHIBIT INDEX

 EXHIBIT                           DESCRIPTION                             PAGE
 -------                           -----------                             ----
  4.1    Indenture of Xerox Corporation relating to the Junior
         Subordinated Debentures
  4.2    Form of Certificate of Exchange Junior Subordinated Debentures
         (included as Exhibit A to Exhibit 4.1)
  4.3    Certificate of Trust of Xerox Capital Trust I
  4.4    Amended and Restated Declaration of Trust of Xerox Capital
         Trust I
  4.5    Form of Exchange Capital Security Certificate for Xerox Capital
         Trust I (included as Exhibit A-1 to Exhibit 4.4)
  4.6    Form of Exchange Guarantee of Xerox Corporation relating to the
         Exchange Capital Securities
  4.7    Registration Rights Agreement
  5.1    Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP to Xerox Corporation as to legality of the Exchange Junior
         Subordinated Debentures and the Exchange Guarantee to be issued by Xerox Corporation*
  5.2    Opinion of Skadden, Arps, Slate, Meagher & Flom (Delaware),
         special Delaware counsel, as to legality of the Exchange
         Capital Securities to be issued by Xerox Capital Trust I*
  8      Opinion of Ivins, Phillips & Baker, Chartered, special tax counsel, as to certain federal income tax matters*
 12.1    Computation of ratio of earnings to fixed charges (excluding interest on deposits)
 23.1    Consent of KPMG Peat Marwick LLP
 23.2    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)*
 23.3    Consent of Skadden, Arps, Slate, Meagher & Flom (Delaware)
         (included in Exhibit 5.2)*
 23.4    Consent of Ivins, Phillips & Baker, Chartered (included in
         Exhibit 8)*
 24      Power of Attorney of certain officers and directors of Xerox
         Corporation
 25.1    Form T-1 Statement of Eligibility of The First National Bank of
         Chicago to act as trustee under the Indenture
 25.2    Form T-1 Statement of Eligibility of The First National Bank of
         Chicago to act as Property Trustee under the Amended and
         Restated Declaration of Trust of Xerox Capital Trust I
 25.3    Form T-1 Statement of Eligibility of The First National Bank of
         Chicago under the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of Xerox Capital Trust I
 99.1    Form of Letter of Transmittal*
 99.2    Form of Notice of Guaranteed Delivery*
 99.3    Form of Exchange Agent Agreement*

--------
*  To be filed by amendment.